FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                         EVERGREEN INCOME ADVANTAGE FUND
             (Exact name of registrant as specified in its charter)

   Delaware                          04-3726983
   (State of incorporation)          (I.R.S. Employer Identification No.)

200 Berkeley Street
Boston, Massachusetts                                         02116-5034
(Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on which
         to be so registered             each class is to be registered

Common Shares (no par value)             American Stock Exchange


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]


Securities  Act  registration  statement file number to which this form relates:
333-101968

Securities to be registered pursuant to Section 12(g) of the Act:      None




                 Information required in registration statement

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to Registrant's registration statement on Form N-2, filed on December 18, 2002 (File No. 333-101968) and to Pre-Effective Amendment No. 1 to such registration statement on Form N-2, filed on January 23, 2003.

Item 2. Exhibits.

                None
                                                               Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the Boston, the Commonwealth of Massachusetts on the 21st day of February, 2003.


                                      EVERGREEN INCOME ADVANTAGE FUND


                                      By: /s/Michael H. Koonce_________________
                                             Michael H. Koonce
                                             Secretary